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                                                            EXHIBIT 99.B8(b)


                                 FOREIGN CUSTODY AGREEMENT



               AGREEMENT dated February 1, 1988 between THE CHASE MANHATTAN BANK, N.A. ("Bank") and KEMPER BLUE CHIP FUND ("Fund").

               1. Custody Account. The Bank agrees to establish and maintain (a) a custody account in the name of the Fund ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property (hereinafter called "Securities") and from time to time received by the Bank or its subcustodian (as defined in the last sentence of Section 3) for the account of the Fund, and (b) a deposit account in the name of the Fund ("Deposit Account") for any and all cash in any currency received by the Bank or its subcustodian for the account of the Fund, which cash shall not be subject to withdrawal by draft or check.

               2. Maintenance of Securities Abroad. Securities in the Custody Account shall be held in the country or other jurisdiction as shall be specified from time to time in Instructions, provided that such country or other jurisdiction shall be one in which the principal trading market for such Securities is located or the country or other jurisdiction in which such Securities are to be presented for payment or are acquired for the Custody Account and cash in the Deposit Account shall be credited to an account in such amounts and in the country or other jurisdiction as shall be specified from time to time in Instructions, provided that such country or other jurisdiction shall be one in which such cash is the legal currency for the payment of public or private debts.

               3. Eligible Foreign Custodians and Securities Depositories. The Fund's Board of Trustees authorizes the Bank to hold the Securities in the Custody Account and the cash in the Deposit Account in custody and deposit accounts, respectively, which have been established by the Bank with one of its branches, a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository; provided, however, that the Bank has recommended and the Board has approved the use of, and the Bank's contract with, such eligible foreign custodian or eligible foreign securities depository by resolution, and a certified copy of such resolution has been provided to the Bank.


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          Furthermore, if one of its branches, a branch of a qualified U.S.
          bank or an eligible foreign custodian is selected to act as the Bank's subcustodian to hold any of the Securities or cash, such entity is authorized to hold such Securities or cash in its account with any eligible foreign securities depository in which it participates. For purposes of this Agreement (a) "qualified U.S. bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940 ("Investment Company Act"); (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) or (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be authorized or permitted by a rule, regulation, interpretation or exemptive order promulgated by or under the authority of the Securities and Exchange Commission, specified in Instructions and approved by the Bank; and (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling of securities or equivalent book-entries in that country or (ii) a transnational system for the central handling of securities or equivalent book-entries.

               Hereinafter the term "subcustodian" will refer to any branch of a qualified U.S. bank, any eligible foreign custodian or any eligible foreign securities depository with which the Bank has entered an agreement of the type contemplated hereunder regarding Securities and/or cash held in or to be acquired for the Custody Account or the Deposit Account.

               4. Use of Subcustodian. With respect to Securities and other assets which are maintained by the Bank in the physical custody of a subcustodian pursuant to Section 3 (as used in this Section 4, the term "Securities" means such Securities and other assets),



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                    (a)  The Bank will identify on its books as belonging
               to the Fund any Securities held by such subcustodian.

                    (b) In the event that a subcustodian permits any of the Securities placed in its care to be held in an eligible foreign securities depository, such subcustodian will be required by its agreement with the Bank to identify on its books such Securities as being held for the account of the Bank as a custodian for its customers.

                    (c) Any Securities in the Custody Account held by a subcustodian of the Bank will be subject only to the instructions of the Bank or its agents; and any Securities held in an eligible foreign securities depository for the account of a subcustodian will be subject only to the instructions of such subcustodian.

                    (d) The Bank will only deposit Securities in an account with a subcustodian which includes exclusively the assets held by the Bank for its customers, and the Bank will cause such account to be designated by such subcustodian as a special custody account for the exclusive benefit of customers of the Bank.

                    (e) Any agreement the Bank shall enter into with a subcustodian with respect to the holding of Securities shall require that (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such subcustodian except for their safe custody or administration and (ii) beneficial ownership of such Securities is freely transferable without the payment of money or value other than for safe custody or administration; provided, however, that the foregoing shall not apply to the extent that any of the above-mentioned rights, charges, etc. result from any compensation or other expenses arising with respect to the safekeeping of Securities pursuant to such agreement or from any arrangements made by the Fund with any such subcustodian.

                    (f)  The Bank shall allow independent public
               accountants of the Fund such reasonable access to the records of the Bank relating to the Securities held in the Custody Account as is required by such accountants in connection with their examination of the books and records pertaining to the affairs of the Fund. The Bank shall, subject to restrictions under applicable law, also obtain from any subcustodian with which the Bank maintains the physical possession of any Securities in the Custody Account an undertaking to permit independent public accountants of the Fund such reasonable access to the records of such

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               subcustodian as may be required in connection with their
               examination of the books and records pertaining to the affairs of the Fund. The Bank shall furnish to the Fund such reports (or portions thereof) of the Bank's external auditors as relate directly to the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall use its best efforts to obtain and furnish the Fund with similar reports with respect to each eligible foreign custodian and eligible foreign securities depository holding Securities of the Fund.

                    (g) The Bank will supply to the Fund from time to time as mutually agreed upon a statement in respect to any Securities in the Custody Account held by a subcustodian, including an identification of the entity having possession of the Securities, and the Bank will send to the Fund an advice or notification of any transfers of Securities to or from the Custody Account, indicating, as to Securities acquired for the Fund, the identity of the entity having physical possession of such Securities. In the absence of the filing in writing with the Bank by the Fund of exceptions or objections to any such statement within sixty
               (60) days following receipt of the statement, the Fund shall be deemed to have approved such statement; and in such case or upon written approval of the Fund of any such statement the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Fund and all persons having any equity interest in the Fund were parties.

                    (h) The Bank hereby warrants to the Fund that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Fund's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank (and its securities depositories) in New York.

               5.   Deposit Account Payments.  Subject to the provisions of
          Section 7, the Bank shall make, or cause its subcustodians to make, payments of cash credited to the Deposit Account only

                    (a) in connection with the purchase of Securities for the Fund and the delivery of such Securities to, or the

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               crediting of such Securities to the account of, the Bank or its subcustodian, each such payment to be made at prices as its subcustodian, each such payment to be made at prices as confirmed by Instructions (as defined in Section 9 hereof) from Authorized Persons (as defined in Section 10 hereof);

                    (b) for the purchase or redemption of shares of the capital stock of the Fund and the delivery to, or crediting to the account of, the Bank or its subcustodian of such shares to be so purchased or redeemed;

                    (c) for the payment for the account of the Fund of dividends, interest, taxes, management or supervisory fees, capital distributions or operating expenses;

                    (d) for the payments to be made in connection with the conversion, exchange or surrender of Securities held in the Custody Account;

                    (e) for transmittal either to United Missouri Bank of Kansas City, National Association, or to Investors Fiduciary Trust Company, as Custodian for the Fund;

                    (f)  for other proper corporate purposes of the Fund;
               or

                    (g) upon the termination of this Custody Agreement as hereinafter set forth.

          All payments of cash for a purpose permitted by subsection (a),
          (b), (c), (d) or (e) of this Section 5 will be made only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose for which the payment is to be made and the applicable subsection of this Section 5. In the case of any payment to be made for the purpose permitted by subsection (f) of this Section 5, the Bank must first receive a certified copy of a resolution of the Board adequately describing such payment, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made. Any payment pursuant to subsection (g) of this Section 5 will be made in accordance with Section 17.

               In the event that any payment made under this Section 5 exceeds the funds available in the Deposit Account, the Bank may, in its discretion, advance the Fund an amount equal to such excess and such advance shall be deemed a loan from the Bank to the Fund, payable on demand, bearing interest at the rate of interest customarily charged by the Bank on similar loans.



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               If the Bank causes the Deposit Account to be credited on the payable date for interest, dividends or redemptions, the Fund will promptly return to the Bank any such amount or property so credited upon oral or written notification that neither the Bank nor its subcustodian can collect such amount or property in the ordinary course of business. The Bank or its subcustodian, as the case may be, shall have no duty or obligation to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount or property beyond its ordinary collection procedures.

               6. Custody Account Transactions. Subject to the provisions of Section 7, Securities in the Custody Account will be transferred, exchanged or delivered by the Bank or its subcustodians only

                    (a) upon sale of such Securities for the Fund and receipt by the Bank or its subcustodian only of payment therefor, each such payment to be in the amount confirmed by Instructions from Authorized Persons;

                    (b) when such Securities are called, redeemed or retired, or otherwise become payable;

                    (c) in exchange for or upon conversion into other Securities along or other Securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

                    (d) upon conversion of such Securities pursuant to their terms into other Securities;

                    (e) upon exercise of subscription, purchase or other similar rights represented by such Securities;

                    (f) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities;

                    (g) for the purpose of delivery either to United Missouri Bank of Kansas City, National Association, or to Investors Fiduciary Trust Company, as Custodian for the Fund;

                    (h) for the purpose of redeeming in kind shares of the Fund against delivery to the Bank or its subcustodian of such shares to be so redeemed;

                    (i)  for other proper trust purposes of the Fund;


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                    (j)  upon the termination of this Custody Agreement as
               hereinafter set forth.

          All transfers, exchanges or deliveries of Securities in the Custody Account for a purpose permitted by either subsection (a),
          (b), (c), (d), (e), (f) or (g) of this Section 6 will be made, except as provided in Section 8, only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose of the transfer, exchange or delivery to be made and the applicable subsection of this Section 6. In the case of any transfer or delivery to be made for the purpose permitted by subsection (h) of this Section 6, the Bank must first receive Instructions from Authorized Persons specifying the shares held by the Bank or its subcustodian to be so transferred or delivered and naming the person or persons to whom transfers or delivery of such shares shall be made. In the case of any transfer, exchange or delivery to be made for the purpose permitted by subsection
          (i) of this Section 6, the Bank must first receive a certified copy of a resolution of the Board adequately describing such transfer, exchange or delivery, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such Securities shall be made. Any transfer or delivery pursuant to subsection (j) of this Section 6 will be made in accordance with Section 17.

               7. Custody Account Procedures. With respect to any transaction involving Securities held in or to be acquired for the Custody Account, the Bank in its discretion may cause the Deposit Account to be credited on the contractual settlement date with the proceeds of any sale or exchange of Securities from the Custody Account and to be debited on the contractual settlement date for the cost of Securities purchased or acquired for the Custody Account. The Bank may reverse any such credit or debit if the transaction with respect to which such credit or debit were made fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date, except that if any Securities delivered pursuant to this
          Section 7 are returned by the recipient thereof, the Bank may cause any such credits and debits to be reversed at any time. With respect to any transactions as to which the Bank does not determine so to credit or debit the Deposit Account, the proceeds from the sale or exchange of Securities will be credited and the cost of such Securities purchased or acquired will be debited to the Deposit Account on the date such proceeds or Securities are received by the Bank.

               Notwithstanding the preceding paragraph, settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be effected in accordance with the customary or established securities trading or securities

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          processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer.

               8.   Actions of the Bank.  Until the Bank receives
          Instructions from Authorized Persons to the contrary, the Bank will, or will instruct its subcustodian to,

                    (a) present for payment any Securities in the Custody Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Bank or subcustodian is aware of such opportunities for payment, and hold cash received upon presentation of such Securities in accordance with the provisions of Sections 2, 3 and 4 of this Agreement;

                    (b) in respect of Securities in the Custody Account, execute in the name of the Fund such ownership and other certificates as may be required to obtain payments in respect thereof;

                    (c) exchange interim receipts or temporary Securities in the Custody Account for definitive Securities;

                    (d) convert moneys received with respect to Securities of foreign issue into United States dollars or any other currency necessary to effect any transaction involving the Securities whenever it is practicable to do so through customary banking channels, using any method or agency available, including, but not limited to, the facilities of the Bank, its subsidiaries, affiliates or subcustodians; and

                    (e) in the event of any loss of Securities or Cash, use its best efforts to ascertain the circumstances relating to such loss and promptly report the same to the Fund.

               9. Instructions. As used in this Agreement, the term "Instructions" means instructions of the Fund received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction system acceptable to the Bank which the Bank reasonably believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify.



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               Any Instructions delivered to the Bank by telephone shall
          promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Fund will hold the Bank harmless for its failure to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time provided that the Bank has timely advised the Fund of its failure to send such confirmation in writing or the failure of such confirmation to conform to the telephone instructions received. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superceded. If the Bank requires test arrangements, authen-tication methods or other security devices to be used with respect to instructions, any Instructions given by the Fund thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Bank may put into effect and modify from time to time. The Fund shall safeguard any testkeys, identification codes or other security devices which the Bank shall make available to it. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions, with respect to the Custody Account.

               10. Authorized Persons. As used in this Agreement, the term "Authorized Persons" means such officers or such agents of the Fund as have been designated by a resolution of the Board, a certified copy of which has been provided to the Bank, to act on behalf of the Fund in the performance of any acts which Authorized Persons may do under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives instructions from Authorized Persons that any such officer or agent is no longer an Authorized Person.

               11. Nominees. Securities in the Custody Account which are ordinarily held in registered form may be registered in the name of the Bank's nominee or, as to any Securities in the possession of an entity other than the Bank, in the name of such entity's nominee. The Fund agrees to hold any such nominee harmless from any liability as a holder of record of such Securities. The Bank may without notice to the Fund cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Fund. In the event that any Securities registered in the name of the Bank's nominee or held by one of its subcustodians and registered in the name of such subcustodian's nominee are called for partial redemption by the issuer of such Security, the Bank may allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

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               12.  Standard of Care.  The Bank shall be responsible for
          the performance of only such duties as are set forth herein or contained in Instructions given to the Bank by Authorized Persons which are not contrary to the provisions of this Agreement. The Bank will use reasonable care with respect to the safekeeping of Securities in the Custody Account. The Bank shall be liable to the Fund for any loss which shall occur as the result of the failure of a subcustodian or an eligible foreign securities depository engaged by such subcustodian to exercise reasonable care with respect to the safekeeping of such Securities and other assets to the same extent that the Bank would be liable to the Fund if the Bank were holding such Securities and other assets in New York. In the event of any loss to the Fund by reason of the failure of the Bank or its subcustodian or an eligible foreign securities depository engaged by such subcustodian to utilize reasonable care, the Bank shall be liable to the Fund to the extent of the Fund's damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. The Bank shall be held to the exercise of reasonable care in carrying out this Agreement but shall be indemnified by, and shall be without liability to, the Fund for any action taken or omitted by the Bank in good faith without negligence. The Bank shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

               The Bank need not maintain any insurance for the benefit of the Fund. However, the Bank represents and warrants that it presently maintains a bankers' blanket bond ("Bond") which provides standard fidelity and non-negligent loss coverage with respect to securities which may be held by the Bank and securities which may be held in the offices of foreign banks and foreign securities depositories which may be utilized by the Bank pursuant to this Agreement. The Bank agrees that if at any time the Bank for any reason discontinues such coverage, it shall immediately notify the Fund in writing. The Bank represents that only the named insured on the Bond, which includes the Bank but not any of the Bank's customers, is directly protected against loss. The Bank represents that while it might resist a claim of one of its customers to recover for a loss not covered by the Bond, as a practical matter, where a claim is brought and loss is possibly covered by the Bond, the Bank would give notice of the claim to its insurer, and the insurer would normally determine whether to defend the claim against the Bank or to pay the claim on behalf of the Bank.

               All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall

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
          be made at the risk of the Fund. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its subcustodian of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take action as provided in Section 8 hereof. The Bank shall not be liable for any action taken in good faith upon Instructions or upon any certified copy of any resolution of the Board and may rely on the genuineness of any such documents which it may in good faith believe to be validly executed. The Bank shall not be liable for any loss resulting from, or caused by, the direction of the Fund to maintain custody of any Securities or cash in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

               13. Compliance with Securities and Exchange Commission Rules and Orders. To the extent that a condition of a rule, regulation, interpretation or exemptive order promulgated by or under the authority of the Securities and Exchange Commission applies to the Bank or the Fund each shall be solely responsible to assure that this Agreement and the maintenance of Securities and cash under this Agreement complies with any such rule, regulation, interpretation or exemptive order.

               14. Corporate Action. The Bank or its subcustodian is to forward promptly to the Fund all communications relative to the Securities in the Custody Account. Such communications as call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) shall be transmitted to the Fund by means which will permit the Fund to take timely action. The Bank or its subcustodian will cause its nominee to execute and deliver to the Fund proxies relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted. Proxies relating to bearer Securities will be delivered in accordance with written instructions from Authorized Persons.

               Bank hereby agrees that Bank shall create, maintain, and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act, particularly
          Section 31 thereof and Rules 31a-1, 31a-2 and 31a-3 thereunder, and applicable Federal, state and foreign tax laws and other laws or administrative rules or procedures, in each case as currently in effect, which may be applicable to the Fund. All records so maintained in connection with the performance of its duties under this Agreement shall be preserved and maintained as required by

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
          regulation and in the event of termination of the Agreement, shall be available to the Fund or its agent upon request.

               15. Fees and Expenses. The Fund agrees to pay to the Bank from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time including reimbursement of the Bank's reasonable out-of-pocket or incidental expenses, including legal fees. The Fund hereby agrees to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed, or assessed with respect to the Custody Account or any Securities in the Custody Account and also agrees to hold the Bank, its subcustodians, and their respective nominees harmless from any liability as a record holder of Securities in the Custody Account. The Bank is authorized to charge any account of the Fund for such items and the Bank shall have a lien on Securities in the Custody Account and on cash in the Deposit Account for any amount owing to the Bank from time to time under this Agreement.

               16. Effectiveness. This Agreement shall be effective on the date first noted above; provided, however, that the Board has provided the Bank a certified copy of a resolution that (i) approves each of the subcustodians listed in Appendix A hereto and the terms of the custody agreement between the Bank and each
          such subcustodian attached as Exhibits I through      hereof, and
          (ii) states that the Board has determined that the use of each such subcustodian and the terms of each such subcustody agreement are consistent with the best interests of the Fund and its shareholders.

               17. Termination. This Agreement may be terminated by the Fund or the Bank by 60 days written notice to the other, sent by registered mail, provided that any termination by the Fund shall be authorized by a resolution of its Board, a certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of the persons to whom the Bank shall deliver the Securities in the Custody Account and to whom the cash in the Deposit Account shall be paid. If notice of termination is given by the Bank, the Fund shall, within 60 days following the giving of such notice, deliver to the Bank a certified copy of a resolution of its Board specifying the names of the persons to whom the Bank shall deliver the Securities in the Custody Account and to whom the cash in the Deposit Account shall be paid. In either case the Bank will deliver such Securities and cash to the persons so specified, after deducting therefrom any amounts which the Bank determines to be owed to it under Section 15. If within 60 days following the giving of a notice of termination by the Bank, the Bank does not receive from the Fund a certified copy of a resolution of the Board specifying the names of the persons to whom the Bank shall deliver the Securities in the Custody Account and to whom the cash in the Deposit Account shall be paid, the Bank, at its election, may deliver such Securities and pay such cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold such Securities and cash until a certified copy of one or more resolutions as aforesaid is delivered to the Bank. Concurrently with the delivery of such Securities, the Bank shall deliver to the Company, or such other person as the Company shall instruct, the records referred to in Section 14 hereof which are in the possession or control of the Bank. The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement.

               18. Notices. Any notice or other communication from the Fund to the Bank is to be sent to the office of the Bank at 1211 Avenue of the Americas (33rd floor), New York, New York, 10036, Attention Global Custody Division, or such other address as may hereafter be given to the Company in accordance with the notice provisions hereunder, and any notice from the Bank to the Fund is to be mailed postage prepaid, addressed to the Fund at the address appearing below, or as it may hereafter be changed on the Bank's records in accordance with notice hereunder from the Fund.

               19. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors and assigns of the Fund and the Bank.

               20. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

               21. Additional Portfolios. If the Fund shall issue shares of more than one portfolio during the term hereof, the Bank agrees that all securities and other assets of the Fund shall be segregated by portfolio and all books and records, account values or actions shall be maintained, held, made or taken, as the case may be, separately for each portfolio. Other than as encompassed by the preceding sentence, references in this Agreement to "the Fund" are applicable either to the entire trust or to a particular portfolio or portfolios, as the context may make reasonable and appropriate. If the Fund has more than one portfolio, Instructions shall designate the portfolio or portfolios to which they apply.

               22. Disclaimer. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by Bank for recovery of that portion of the compensation (or any other liability of the Fund arising hereunder) allocated to a particular portfolio, whether in accordance with the express terms hereof or otherwise, the Bank shall have recourse solely against the assets of that portfolio to satisfy such claim and shall have no recourse against the assets of any other portfolio for such purpose.


                                             KEMPER BLUE CHIP FUND


                                             By:  /s/ Charles M. Kierscht
                                                  -------------------------
                                                        President



                        Address for Record:  120 South LaSalle Street
                                             Chicago, Illinois  60603


                                             THE CHASE MANHATTAN BANK, N.A.


                                             By:  /s/ Catherine A. Lee
                                                 --------------------------
                                                      Vice President












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